Exhibit 32.1

STATEMENT FURNISHED PURSUANT TO SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002, 18 U.S.C. SECTION 1350

The undersigned, Andrew Gordon, is the President, Chief Executive Officer and Chief Financial Officer of Coffee Holding Co., Inc. (the “Company”).

This statement is being furnished in connection with the filing by the Company of the Company’s Quarterly Report on Form 10-Q for the period ended April 30, 2017 (the “Report”). By execution of this statement, I certify that:

(A) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

(B) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods covered by the Report.

This statement is authorized to be attached as an exhibit to the Report so that this statement will accompany the Report at such time as the Report is filed with the Securities and Exchange Commission, pursuant to Section 906 of the Sarbanes- Oxley Act of 2002, 18 U.S.C. Section 1350. It is not intended that this statement be deemed to be filed for purposes of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by Section 906 has been provided to Coffee Holding Co., Inc. and will be retained by Coffee Holding Co., Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

Date: June 13, 2017	By:	/s/ Andrew Gordon
Andrew Gordon
President, Chief Executive Officer, Chief Financial Officer and Treasurer (Principal Executive Officer, Principal Financial Officer, Chief Accounting Officer)